Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-177310, No. 333-185958 and No. 333-193793) of Ubiquiti Networks, Inc. of our report dated August 21, 2015 relating to the consolidated financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
August 21, 2015